               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  SOTHEBY'S HOLDINGS, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                   SOTHEBY'S

                            SOTHEBY'S HOLDINGS, INC.
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 2002

To the Shareholders of
    SOTHEBY'S HOLDINGS, INC.

    The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the 'Company') will be held on Tuesday, April 23, 2002, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10 o'clock a.m., local time, for the following purposes:

        1. To elect fifteen (15) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002; and

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 6, 2002 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                           By Order of the Board of Directors
                                           MICHAEL I. SOVERN, Chairman

Bloomfield Hills, Michigan
April 2, 2002

    SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            SOTHEBY'S HOLDINGS, INC.
                             38500 WOODWARD AVENUE
                                   SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2002

    This Proxy Statement is furnished in connection with the solicitation of proxies (each, a 'Proxy') by and on behalf of the Board of Directors of Sotheby's Holdings, Inc. (the 'Company'), for use at the annual meeting of shareholders and at any adjournment or adjournments thereof (the 'Meeting') to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Tuesday, April 23, 2002, at the office of Sotheby's, Inc.,
1334 York Avenue, New York, New York, at 10 o'clock a.m., local time. The Company expects to mail this Proxy Statement on or about April 2, 2002.

    Valid Proxies will be voted as specified in each Proxy at the Meeting. Any shareholder giving a Proxy in the accompanying form retains the power to revoke the Proxy, by written notice to the Company, at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 2001 and the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, which includes financial statements audited by Deloitte & Touche LLP, independent auditors, and their report thereon dated February 18, 2002, are being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 6, 2002. ALSO, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021.

                               VOTING SECURITIES

    The holders of record of shares of Class A Limited Voting Common Stock, par value $0.10 per share (the 'Class A Common Stock'), or shares of Class B Common Stock, par value $0.10 per share (the 'Class B Common Stock,' and together with the Class A Common Stock, the 'Common Stock'), of the Company at the close of business on March 6, 2002, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 44,902,064 shares of Class A Common Stock, entitled to one vote per share, and 16,549,650 shares of Class B Common Stock, entitled to ten votes per share. At the Meeting, the holders of Class A Common Stock, voting as a class, will elect four directors, and the holders of Class B Common Stock, voting as a class, will elect the remaining eleven directors.

    With respect to all matters that may properly come before the Meeting (other than the election of directors), holders of Common Stock will vote as a single class.

    Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

        (1) FOR the election of the nominees for directors named in the Proxy;
    and

        (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

    Other than the election of directors, all matters that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. Holders of Class A Common Stock elect four directors by a plurality of the votes cast by such holders at the Meeting, and holders of Class B Common Stock elect eleven directors by a plurality of the votes cast by such holders at the Meeting.

    Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions for a particular matter, those shares ('Non-Voting Shares') will not be included in the vote totals for that matter since no vote is being cast on the matter but will be counted for determining the presence of a quorum. Consequently, Non-Voting Shares will not affect the determination of whether a matter is approved.

    Shares voted to abstain regarding a particular matter ('Abstaining Shares') will have the same effect as a vote against the matter. Accordingly, Abstaining Shares will affect the determination of whether a matter is approved because Abstaining Shares are not an affirmative vote for a matter.

    The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                             ELECTION OF DIRECTORS

    Fifteen (15) directors are to be elected at the Meeting to serve until the next annual meeting and until their respective successors have been elected and qualified. Directors are elected by a plurality of the votes cast at the Meeting.

    The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                               YEAR FIRST ELECTED
NAME                                                     AGE       A DIRECTOR
----                                                     ---   ------------------
George S. Blumenthal...................................  57           2000
Steven B. Dodge........................................  56           2000
Dr. Henry G. Jarecki...................................  68           2000
Brian S. Posner........................................  40           2000

    Mr. Blumenthal became a director of the Company in August 2000 and has been the Chairman, and was a founder, of NTL Incorporated, a provider of business and residential telecommunications services in the United Kingdom, Republic of Ireland, France and Switzerland since its formation in April 1993. He has also been the Chairman, and was a founder, of CoreComm Limited, a local, long distance, and internet services provider in the United States, since its formation in March 1998. Mr. Blumenthal was the Chairman and a founder of Cellular Communications, Inc., which was merged into Airtouch Cellular Inc. in 1996 and also was the Chairman and a founder of Cellular Communications of Puerto Rico, which was merged into SBC Communications Inc. in 1999.

    Mr. Dodge became a director of the Company in August 2000 and has served as the Chairman of the Board of Directors, President and Chief Executive Officer of American Tower Corporation, an owner and operator of broadcast and communications towers throughout the United States, since its formation in July 1995. He previously was the Chairman of the Board of Directors, President and Chief Executive Officer of American Radio Systems, the former parent corporation of American Tower Corporation. Mr. Dodge also serves as a director of TD Waterhouse Group, Inc., Nextel Partners, Inc., Citizens Financial Group, and Sensitech, Inc.

    Dr. Jarecki became a director of the Company in August 2000 and has been Chairman of the Board of Directors of The Falconwood Corporation, an investment banking company, since 1969. He is currently Assistant Clinical Professor of Psychiatry at the Yale University School of Medicine. Dr. Jarecki was the Chairman of MovieFone, Inc. until its sale in 1999 to America Online, Inc. Previously, he was a Director of the National Futures Association and the Futures Industry Association. Dr. Jarecki currently serves as a director of the International Liaison Committee for Food Corps Programs, Rural Voice Inc., and the American Hepatitis Association.

    Mr. Posner became a director of the Company in August 2000 and is co-founder, Managing Partner and Chief Investment Officer of Hygrove Partners LLC, an investment management company formed in May 2000. From 1997 to December 1999, he was a Managing Director, Co-Chief Investment Officer, Director of Research, and portfolio manager at Warburg Pincus Asset Management. From 1987 through

1996, Mr. Posner was a Vice President and portfolio manager at Fidelity Investments. He currently serves as a member of the Board of Visitors for the Weinberg College of Arts and Sciences at Northwestern University.

    The shares of Class B Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                               YEAR FIRST ELECTED
NAME                                                     AGE       A DIRECTOR
----                                                     ---   ------------------
Lord Black of Crossharbour PC(C), OC, KCSG.............  57           1997
Michael Blakenham......................................  64           1987
Max M. Fisher..........................................  93           1983
The Marquess of Hartington.............................  57           1994
Henry R. Kravis........................................  58           1996
Jeffrey H. Miro........................................  59           1998
Sharon Percy Rockefeller...............................  57           1998
William F. Ruprecht....................................  46           2000
Michael I. Sovern......................................  70           2000
Robert S. Taubman......................................  48           2000
Robin Woodhead.........................................  50           2000

    Lord Black became a director of the Company in February 1997. He is the Chairman and Chief Executive Officer of Hollinger Inc. and its subsidiary, Hollinger International Inc., a publisher of newspapers, and the Chairman of Telegraph Group Limited. Lord Black is also Chairman of Argus Corporation Ltd., and serves as a director of the Canadian Imperial Bank of Commerce and Brascan Limited. He also is a member of the advisory boards of The National Interest, The Council on Foreign Relations, The Institute of International Economics and the Hudson Institute.

    Lord Blakenham became a director of the Company in 1984. Since 1972, he served in various executive positions with Pearson plc, a British media company that serves worldwide information, education and entertainment markets and had a substantial interest in the three Lazard investment banking firms. He was Executive Chairman of Pearson plc from 1983 until 1997 and served as the non-executive Chairman of MEPC plc, a commercial real estate investment and development company, from 1993 to 1998. He is currently Chairman of the Board of Trustees of the RBG Kew, a director of Lafarge SA and the UK-Japan 21st Century Group and a member of the Toshiba Corporation International Advisory Group.

    Mr. Fisher is a private investor and has been Vice Chairman of the Company since 1986 and a director of the Company since 1983. Mr. Fisher is a director of Comerica Incorporated, a bank holding company.

    The Marquess of Hartington became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company in April 1996. He serves as a director of a number of private companies.

    Mr. Kravis became a director of the Company in October 1996. He is a founding partner of Kohlberg Kravis Roberts & Co., a merchant banking firm, which was established in 1976, and currently serves as a director of Accuride Corporation, Alliance Imaging, Inc., Amphenol Corporation, Borden, Inc., The Boyds Collection Ltd., Evenflo Company Inc., The Gillette Company, IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Corporation, PRIMEDIA Inc., Regal Cinemas, Inc., Spalding Holdings Corporation and Willis Group Holdings Limited. Mr. Kravis is a member of the Council on Foreign Relations. He also serves on the boards of trustees of the Metropolitan Museum of Art, Mount Sinai Hospital, Claremont McKenna College and The New York City Partnership. Mr. Kravis also serves as the Chairman of the New York City Investment Fund.

    Mr. Miro became a director of the Company in April 1998. Since 1981, he has served as Chairman of the law firm of Miro Weiner & Kramer, with offices in Bloomfield Hills, Michigan and New York, New York. In addition, Mr. Miro is an Adjunct Professor of Law at the University of Michigan Law School. Mr. Miro serves as a director of M/I Schottenstein Homes, a national home building company.

    Mrs. Rockefeller became a director of the Company in April 1998. She is President and Chief Executive Officer of WETA TV/FM public stations in Washington, D.C., a position she has held since 1989, and has been a member of the board of directors of WETA since 1985. Mrs. Rockefeller has served as a director of PepsiCo, Inc. since 1986. She is a member of the board of directors of the Public Broadcasting Service, Washington, D.C., and was a member of the board of directors of the Corporation for Public Broadcasting from 1979 until 1992. Mrs. Rockefeller is also a member of the Trustee's Council of the National Gallery of Art, the Kennedy Center Community and Friends Board, the Board of Trustees of The Phillips Collection, the Colonial Williamsburg Foundation Board of Trustees, the Collections Committee of Harvard University Art Museums, the Protestant/Episcopal Cathedral Foundation Board, Washington D.C.'s Economic Club and the George Washington University Board of Trustees. She has served as a member of the boards of Stanford University and the University of Chicago. Mrs. Rockefeller is also active in Rockefeller Family Boards and Foundations.

    Mr. Ruprecht became a director and the President and Chief Executive Officer of the Company in February 2000 and served as Executive Vice President of the Company and Managing Director of Sotheby's North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby's, Inc.

    Mr. Sovern became a director and Chairman of the Board of the Company in February 2000 and is President Emeritus and the Chancellor Kent Professor of Law of Columbia University. Since 1960, he has been a professor of law at Columbia University and served as the President of Columbia University from 1980 until 1993. Mr. Sovern is a member of the Board of Directors of AT&T and Sequa Corp. He also has served as the President of the Shubert Foundation since 1996 and as the Chairman of the Japan Society and of the American Academy in Rome since 1993.

    Mr. Taubman became a director of the Company in August 2000. Since 1992, he has been a director and the President and Chief Executive Officer of Taubman Centers, Inc., a company engaged in the regional retail shopping center business, becoming Chairman of the Board of Taubman Centers, Inc. in December 2001. In addition, he is a director of Fashionmall.com, Inc., a company that markets and sells fashion apparel and related accessories and products over the internet. Mr. Taubman is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of Comerica Bank, a director of the Real Estate Roundtable and a trustee of the International Council of Shopping Centers and of the Urban Land Institute.

    Mr. Woodhead became a director of the Company in February 2000. He was appointed Executive Vice President of the Company and Chief Executive of Sotheby's Europe in December 1998 and in 1999 also became Chief Executive of Sotheby's Asia. He was Co-Managing Director, Sotheby's Europe from January until December 1998. From 1992 until 1997, he was the Chief Executive of the London Commodity Exchange.

    It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002 by its directors, nominees for director, executive officers, and 5% shareholders. In compiling the table, the Company has relied upon information supplied by its officers, directors, nominees for director, and certain shareholders and upon information contained in filings with the Securities and Exchange Commission. Each share of Class B Common Stock is freely convertible into one share of Class A Common Stock. Accordingly, under the applicable rules of the Securities and Exchange Act of 1934 (the 'Exchange Act'), holders of Class B Common Stock are deemed to own an equal number of shares of Class A Common Stock. For purposes of the calculation of the percentage of each class that each Named Executive Officer (as such term is defined under the caption 'Compensation of Executive Officers'), director, nominee for director, and 5% shareholder beneficially owns, the number of shares of such class deemed to be outstanding is the sum of all outstanding shares of such class plus the number of shares that such beneficial owner has, or is deemed to have, the right to acquire by the exercise of options or conversion.

            CLASS A AND CLASS B COMMON STOCK OWNERSHIP OF DIRECTORS,
                     EXECUTIVE OFFICERS AND 5% SHAREHOLDERS


                                                 CLASS A COMMON STOCK       CLASS B COMMON STOCK
                                               ------------------------   -------------------------
DIRECTORS, EXECUTIVE OFFICERS                  NUMBER OF       PERCENT     NUMBER OF       PERCENT
AND 5% SHAREHOLDERS                              SHARES        OF CLASS     SHARES         OF CLASS
---------------------------------------------  ----------      --------   -----------      --------
Baron Capital Group.........................   22,386,950        49.86%             0            *
  767 Fifth Avenue, 49th Floor
  New York, New York 10153

Lord Black of Crossharbour PC(C), OC, KCSG         11,030(1)         *              0            *
  Telegraph Group Ltd.
  1 Canada Square
  Canary Wharf
  London E14 5DT England

Michael Blakenham ...........................      11,780(2)         *              0            *
  1 St. Leonard's Studios
  Smith Street
  London SW3 4EN England

George S. Blumenthal ........................       3,390(3)         *              0            *
  NTL Incorporated
  110 East 59th Street, 26th Floor
  New York, New York 10022

Steven B. Dodge .............................       3,390            *              0            *
  American Tower Corporation
  116 Huntington Avenue, 11th Floor
  Boston, Massachusetts 02116

Max M. Fisher ...............................   2,449,825(4)     5.17%      2,432,665(5)     14.7%
  3011 West Grand Boulevard
  27th Floor
  Detroit, Michigan 48202

The Marquess of Hartington ..................      22,480(6)         *              0            *
  Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

Dr. Henry G. Jarecki ........................       3,390(7)         *              0            *
  The Falconwood Corporation
  565 Fifth Avenue, 3rd Floor
  New York, New York 10017

Henry R. Kravis .............................      11,030(8)         *              0            *
  Kohlberg Kravis Roberts & Co.
  9 West 57th Street
  New York, New York 10019

Jeffrey H. Miro .............................      16,525(9)         *              0            *
  Miro Weiner & Kramer
  500 North Woodward Avenue
  Suite 100
  Bloomfield Hills, Michigan 48304

Donaldson C. Pillsbury ......................     131,334(10)        *        131,334(11)        *
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

Brian S. Posner .............................       3,390(12)        *              0            *
  Hygrove Partners
  350 Madison Avenue, 21st Floor
  New York, New York 10017

Private Capital Management ..................   2,268,000        5.05%              0            *
  3003 Tamiami Trail North
  Suite 360
  Naples, Florida 34103

                                                 CLASS A COMMON STOCK       CLASS B COMMON STOCK
                                               ------------------------   -------------------------
DIRECTORS, EXECUTIVE OFFICERS                  NUMBER OF       PERCENT     NUMBER OF       PERCENT
AND 5% SHAREHOLDERS                              SHARES        OF CLASS     SHARES         OF CLASS
---------------------------------------------  ----------      --------   -----------      --------
Sharon Percy Rockefeller ....................      11,075            *              0            *
  WETA TV/26 and FM 90.9
  2775 South Quincy Street
  Arlington, Virginia 22206

William F. Ruprecht .........................     345,000(13)        *        345,000(14)    2.04%
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

William S. Sheridan .........................     120,800(15)        *        120,800(16)        *
  Sotheby's Inc.
  1334 York Avenue
  New York, New York 10021

Stuart N. Siegel ............................      95,734(17)        *         95,734(18)        *
  Sotheby's International Realty, Inc.
  38 East 61st Street
  New York, New York 10021

Michael I. Sovern ...........................       6,400            *              0            *
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

A. Alfred Taubman ...........................  13,249,253(19)   22.79%     13,241,328(20)      80%
  200 East Long Lake Road
  Bloomfield Hills, Michigan 48304

Robert S. Taubman ...........................   3,476,020(21)    7.19%      3,468,630(22)   20.96%
  200 East Long Lake Road
  Bloomfield Hills, Michigan 48304

Robin Woodhead ..............................     183,334(23)        *        183,334(24)    1.10%
  Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

Directors and Executive Officers as a           7,065,727(25)   13.61%      6,937,297(25)   39.45%
  Group......................................

------------------------

*   Represents less than 1%.

 (1) This figure represents 6,800 shares of Class A Common Stock that Lord Black owns, as well as 4,230 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if Lord Black terminates service on the board. For a description of the Deferred Stock Units, see 'Compensation of Directors.'

 (2) This figure represents 3,305 shares of Class A Common Stock that Lord Blakenham owns, as well as 8,475 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if Lord Blakenham terminates service on the board.

 (3) This figure consists of 3,390 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if Mr. Blumenthal terminates service on the board.

 (4) In addition to 3,305 shares of Class A Common Stock and 8,475 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if Mr. Fisher terminates service on the board, that Mr. Fisher owns as trustee of his grantor trust, this figure includes 2,438,045 shares of Class A Common Stock that Mr. Fisher has the right to acquire by converting shares of Class B Common Stock. Mr. Fisher disclaims beneficial ownership of all shares of Class A Common Stock other than the 3,305 shares of Class A Common Stock, the 8,475 Deferred Stock Units and the 1,830,161 shares relating to the shares of Class B Common Stock held by him as trustee of his grantor trust. See footnote (5) below.

 (5) This figure includes 5,380 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher is a co-trustee and 1,830,161 shares of Class B Common Stock that Mr. Fisher holds as trustee of his grantor trust. This figure also includes 597,124 shares owned by Martinique Hotel, Inc., a corporation owned by Mr. Fisher's family. This figure excludes 17,930 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher's wife is a co-trustee. Mr. Fisher disclaims beneficial ownership of all shares other than those held by him as trustee of his grantor trust.

 (6) This figure represents 14,005 shares of Class A Common Stock that The Marquess of Hartington owns, as well as 8,475 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if The Marquess of Hartington terminates service on the board.

 (7) This figure consists of 3,390 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if Dr. Jarecki terminates service on the board.

 (8) This figure represents 2,555 shares of Class A Common Stock that Mr. Kravis owns, as well as 8,475 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if Mr. Kravis terminates service on the board.

 (9) This figure represents 8,475 Deferred Stock Units owned by Mr. Miro, which automatically convert to an equal number of shares of Class A Common Stock if Mr. Miro terminates service on the board, as well as 8,050 shares of Class A Common Stock owned by his wife and children.

(10) This figure consists of 131,334 shares of Class A Common Stock that Mr. Pillsbury has the right to acquire upon exercising options granted under the Company's 1997 Stock Option Plan, as amended (the '1997 Plan') for shares of Class B Common Stock and converting such shares.

(11) This figure represents 131,334 shares of Class B Common Stock that Mr. Pillsbury has the right to acquire by exercising options under the 1997 Plan.

(12) This figure represents 3,390 Deferred Stock Units owned by Mr. Posner, which automatically convert to an equal number of Shares of Class A Common Stock if Mr. Posner terminates service on the Board.

(13) This figure consists of 320,000 shares of Class A Common Stock that Mr. Ruprecht has the right to acquire upon exercising options granted under the Company's 1987 Stock Option Plan (the '1987 Plan') and the 1997 Plan for shares of Class B Common Stock and converting such shares and 25,000 shares of Class A Common Stock that he has the right to acquire upon exercising purchase rights granted under the Company's Performance Share Purchase Plan (the 'Performance Plan') for shares of Class B Common Stock and converting such shares. See Note 2 to the 'Aggregate Options Exercises in 2001 and Year End Option Values' table under 'Stock Options' below describing the status of the Performance Plan.

(14) This figure consists 320,000 shares of Class B Common Stock that Mr. Ruprecht has the right to acquire by exercising options under the 1987 and 1997 Plans and 25,000 shares of Class B Common Stock that he has the right to acquire by exercising purchase rights granted under the Performance Plan. See Note 2 to the 'Aggregate Options Exercises in 2001 and Year End Option Values' table under 'Stock Options' below describing the status of the Performance Plan.

(15) This figure represents 120,800 shares of Class A Common Stock that Mr. Sheridan has the right to acquire upon exercising options granted under the 1997 Plan for shares of Class B Common Stock and converting such shares.

(16) This figure represents 120,800 shares of Class B Common Stock that Mr. Sheridan has the right to acquire by exercising options under the 1997 Plan.

(17) This figure represents 95,734 shares of Class A Common Stock that Mr. Siegel has the right to acquire upon exercising options granted under the 1987 Plan and the 1997 Plan for shares of Class B Common Stock and converting such shares.

(18) This figure represents 95,734 shares of Class B Common Stock that Mr. Siegel has the right to acquire by exercising options under the 1987 and 1997 Plans.

(19) In addition to 7,925 shares of Class A Common Stock that A. Alfred Taubman owns as trustee of his grantor trust, this figure includes 9,772,698 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock that A. Alfred Taubman owns as trustee of his grantor trust and also includes 3,468,630 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares he has sole voting and dispositive control. A. Alfred Taubman has pledged certain of these shares to a commercial bank. If the commercial bank foreclosed on such shares, a change of control with respect to the Company would occur.

(20) This figure includes 9,772,698 shares of Class B Common Stock that A. Alfred Taubman owns as trustee of his grantor trust and 3,468,630 shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares A. Alfred Taubman has sole voting and dispositive control. This figure excludes 792,830 shares of Class B Common Stock owned by Judith Taubman, his wife. A. Alfred Taubman disclaims beneficial ownership of all shares of Class B Common Stock owned by Judith Taubman.

(21) This figure includes 3,390 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock if Robert S. Taubman terminates service on the Board. This figure also includes 3,468,630 shares of Class A Common Stock that Taubman Investments Limited Partnership has the right to acquire by converting shares of Class B Common Stock. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims any beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments Limited Partnership. This figure also includes 3,000 shares of Class A Common Stock for which Robert S. Taubman is the custodian for the benefit of his son and 1,000 shares of Class A Common Stock, which his wife owns.

(22) This figure represents 3,468,630 shares of Class B Common Stock owned by Taubman Investments Limited Partnership. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments Limited Partnership.

(23) This figure represents 183,334 shares of Class A Common Stock that Mr. Woodhead has the right to acquire by exercising options granted under the 1997 Plan for shares of Class B Common Stock and converting such shares.

(24) This figure represents 183,334 shares of Class B Common Stock that Mr. Woodhead has the right to acquire by exercising options under the 1997 Plan.

(25) See above notes.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer's biography is contained under the caption 'Election of Directors':

NAME                                        AGE                     PRESENT TITLE
----                                        ---   --------------------------------------------------
Donaldson C. Pillsbury....................  61    Executive Vice President, General Counsel and
                                                  Secretary

William F. Ruprecht.......................  46    President and Chief Executive Officer

William S. Sheridan.......................  48    Executive Vice President and Chief Financial
                                                  Officer

Stuart N. Siegel..........................  46    President and Chief Executive Officer, Sotheby's
                                                  International Realty

Robin Woodhead............................  50    Executive Vice President and Chief Executive,
                                                  Sotheby's Europe and Asia

Mitchell Zuckerman........................  55    President, Sotheby's Financial Services, Inc. and
                                                  Sotheby's Ventures, LLC

    Mr. Pillsbury was appointed as Executive Vice President and General Counsel of the Company in February 2001. He previously served as Senior Vice President and General Counsel of the Company from January 1998 until February 2001. From 1993 until January 1998, Mr. Pillsbury was Senior Counsel to the law firm Davis Polk & Wardwell; from 1973 until 1993, he was a partner of that firm. Mr. Pillsbury also is the Chairman of the Board of The Chamber Music Society of Lincoln Center and a Director of Lincoln Center for the Performing Arts, Inc.

    Mr. Sheridan was appointed Executive Vice President and Chief Financial Officer of the Company in February 2001. From November 1996 until February 2001, he served as Senior Vice President and Chief Financial Officer of the Company. From 1987 until November 1996, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche LLP. Mr. Sheridan also serves as a director of Standard Commercial Corporation.

    Mr. Siegel, President and Chief Executive Officer of Sotheby's International Realty, was appointed President and Managing Director in 1991 and has been with Sotheby's International Realty since 1981.

    Mr. Zuckerman has been President of Sotheby's Financial Services, Inc. since 1988 and Sotheby's Ventures, LLC since 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon the Company's review of the filings made by the Company's directors and officers under Section 16 of the Exchange Act, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company met seven times during 2001. In addition, The Board of Directors has an Executive Committee, which met four times during 2001, an Audit Committee, which met seven times during 2001, a Compensation Committee, which met four times during 2001, and a Special Committee, which met nine times in 2001. The Board of Directors formed the Special Committee in August 2000, composed entirely of independent directors, as such term is defined in the Michigan Business Corporation Act, as amended, to provide oversight and take appropriate action with respect to the investigation by the United States Department of Justice regarding possible antitrust violations by the Company as well as related civil antitrust, shareholder and shareholder derivative litigation. A Section 162(m) Sub-Committee of the Compensation Committee (the 'Section 162(m) Sub-Committee') also exists. During 2001, the Executive Committee consisted of Mr. Fisher, Mr. Kravis, Mr. Posner, Mr. Ruprecht, Mr. Robert S. Taubman and Mr. Sovern; the Audit Committee consisted of Lord Black, Lord Blakenham, Dr. Jarecki and Mrs. Rockefeller; the Compensation Committee consisted of Mr. Blumenthal Mr. Fisher, Mr. Kravis and Mr. Miro; the Special Committee consists of Mr. Dodge, Mrs. Rockefeller and
Mr. Sovern; and the Section 162(m) Sub-Committee consisted of Mr. Fisher ,
Mr. Kravis and Mr. Blumenthal. Except for Lord Black, Dr. Jarecki, Mr. Kravis and Mr. Miro, each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the 'Named Executive Officers' and, individually, a 'Named Executive Officer') of the Company during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                             ANNUAL COMPENSATION            ------------
                                    -------------------------------------      SHARES
                                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS(2)   COMPENSATION(4)    OPTIONS(5)    COMPENSATION(6)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
William F. Ruprecht(1) ...   2001   $500,000   $650,000(3)    $ 9,482               0         $ 76,709
  President and Chief        2000   $500,000   $375,000       $25,722         500,000         $ 84,719
  Executive Officer          1999   $369,583   $350,000       $10,812         245,000         $ 83,518

Robin Woodhead ..........    2001   $388,278   $130,000       $ 5,920          85,000         $135,514
  Executive Vice President   2000   $383,598   $540,000       $ 6,064         100,000         $138,279
  and Chief Executive,       1999   $405,000   $280,000       $ 6,767         100,000         $132,680
  Sotheby's Europe and Asia

Donaldson C. Pillsbury ...   2001   $340,000   $145,000       $     0          70,000         $ 45,305
  Executive Vice President,  2000   $340,000   $510,000       $     0         100,000         $ 43,283
  General Counsel and        1999   $325,000   $178,750       $     0          70,000         $ 37,344
  Secretary

William S. Sheridan .....    2001   $350,000   $170,000       $     0         200,000         $ 47,732
  Executive Vice President   2000   $350,000   $540,000       $     0          75,000         $ 47,166
  and Chief Financial        1999   $310,000   $192,500       $     0          70,000         $ 33,316
  Officer

Stuart N. Siegel ........    2001   $330,000   $150,000       $12,178          40,000         $ 49,884
  President and Chief        2000   $330,000   $750,000       $12,000         100,000         $ 31,817
  Executive Officer,         1999   $300,000   $230,672       $12,000          47,000         $ 29,062
  Sotheby's International
  Realty, Inc.

------------------------

(1) Mr. Ruprecht became the President and Chief Executive Officer of the Company in February 2000.

(2) Bonus amounts in each year include cash paid in the following year in respect of the previous year's performance.

(3) Mr. Ruprecht received a bonus with respect to 2001 performance in the amount of $250,000 and a signing bonus in the amount of $400,000 pursuant to the terms of his employment agreement with the Company.

(4) Car allowance for Messrs. Ruprecht, Woodhead and Siegel.

(5) The number of shares underlying options refers to option grants under the 1997 Plan, certain of which are granted in the following year in respect of the previous year's performance.

(6) The amounts disclosed in this column for 2001 consist of:

    (a) Company contributions of the following amounts under the Company's Retirement Savings Plan, a qualified defined contribution plan: $12,333 on behalf of Mr. Ruprecht; $13,600 on behalf of Mr. Pillsbury; $13,600 on behalf of Mr. Sheridan and $10,600 on behalf of Mr. Siegel.

    (b) Company accruals of the following amounts under the Company's Benefit Equalization Plan, a non-qualified plan: $57,776 on behalf of Mr. Ruprecht; $30,400 on behalf of Mr. Pillsbury; $33,600 on behalf of Mr. Sheridan and $38,600 on behalf of Mr. Siegel.

    (c) Company contributions of $11,189 to the Company's U.K. Pension Plan and $121,360 to a supplemental pension plan on behalf of Mr. Woodhead.

   (d) Company payments of life insurance premiums: $960 on behalf of Mr. Ruprecht; $2,965 on behalf of Mr. Woodhead; $1,305 on behalf of Mr. Pillsbury; $532 on behalf of Mr. Sheridan and $684 on behalf of Mr. Siegel.

   (e) Financial planning services in the amount of $5,750 were provided to Mr. Ruprecht.

U.K. Pension Plan

    Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are U.K. residents. Robin Woodhead is the only Named Executive Officer who participates in the plan. Mr. Woodhead has four credited years of service with the Company.

    Standard pension benefits under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement, which is at age 60, although the Company may elect to continue employment of the individual after that date, and if the Company agrees, the employee may elect to make further contributions until the age of
65. Since April 7, 1997 and until March 31, 2002, the contribution rates have been decreased by 50% to take advantage of a surplus in the scheme fund. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes 'Salary', but excludes 'Bonus' and 'Other Annual Compensation' disclosed in the Summary Compensation Table.

    The plan also provides for a death benefit in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension of 33 1/3% of the employee's base salary at the date of death to be paid to the employee's spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

    The table below sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 4% of base salary (or 2% while the contribution reduction described above continues). Current Inland Revenue regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of `L'95,800 for 2001 and 2002, respectively.

                                 PENSION TABLE

                           YEARS OF SERVICE
REMUNERATION  ------------------------------------------
    `L'         15       20       25       30       35
------------    --       --       --       --       --
   40,000     10,000   13,333   16,667   20,000   23,333
   60,000     15,000   20,000   25,000   30,000   35,000
   80,000     20,000   26,666   33,333   40,000   46,666

Bonuses

    The Company's officers are eligible to receive incentive bonuses. Bonuses are recommended by management and approved by the Compensation Committee. Actual awards are a function of the Company's after-tax worldwide profit and each individual's performance. Every supervisor conducts an employee review. As part of the review, the supervisor and the employee determine future objectives against which the employee's performance will be measured. In addition, the program allows the Compensation Committee the discretion to address exceptional performance and unusual circumstances.

Benefit Equalization Plan

    United States. The total annual contributions by the employee and employer to the Company's Retirement Savings Plan, which is the Company's U.S. qualified defined contribution plan, are subject to certain limitations imposed by the Internal Revenue Code. Officers of the rank of senior vice president and above of the Company and its U.S. subsidiaries who are affected by such limitations may enter into agreements pursuant to which their salaries will be reduced, and the Company will maintain accounts on their behalf, in the amount of the difference between (i) the aggregate amount of contributions that would have been made to the Retirement Savings Plan in the absence of the limitations, and
(ii) the
aggregate amount of contributions actually made to the Retirement Savings Plan. Benefits under these unfunded agreements are paid to a participant one year following the participant's termination of employment with the Company. Amounts contributed by the Company on behalf of the Named Executive Officers of the Company pursuant to benefit equalization agreements in 2001 have been included in the Summary Compensation Table and are accrued for in the Company's balance sheet.

    United Kingdom. The total benefits that may be provided from the Company's U.K. qualified defined benefit Pension Plan are subject to certain limitations under applicable law for each participant. For Mr. Woodhead, an agreement has been entered into whereby the maximum allowable benefit under the Plan will be supplemented so as to provide a total pension of 2.667% of his salary for each year of service, this pension being payable from age 60. Under the Company's agreement with Mr. Woodhead, the intention is that one-third of this benefit will be funded by Mr. Woodhead and two-thirds will be funded by the Company. Retirement benefits before or after age 60, and other options that apply, will be as far as possible identical to the normal terms of the U.K. qualified pension plan.

    The Company maintains a provision on its balance sheet in an amount sufficient to account for the difference between the aggregate value of the benefits that would have accrued in respect of Mr. Woodhead under the U.K. qualified plan in the absence of the limitations mentioned above and the aggregate value of the benefits actually available in respect of Mr. Woodhead within the U.K. qualified plan.

Employment Agreements and Related Matters

    The Company has entered into employment agreements with Messrs. Ruprecht and Sheridan and a retention bonus agreement with Mr. Woodhead, which, in the case of Mr. Woodhead, amended and restated certain prior employment arrangements with the Company. Each agreement guarantees the payment of a minimum annual base salary amount to the executive. Mr. Ruprecht is eligible for an annual bonus having an annual incentive target of 100% of his then-current annual base salary; Messrs. Woodhead and Sheridan are each eligible for an annual bonus, having an annual incentive target of 60% of his then-current annual base salary in the case of Mr. Woodhead and a minimum annual incentive target of $200,000 in the case of Mr. Sheridan. Messrs. Woodhead's and Sheridan's bonuses are and will be based on the general Company bonus standard for its executives consisting of a 25% worldwide corporate financial performance target and a 75% individual performance target. In addition, under their respective agreements or a bonus program instituted by the Company with respect to certain executives, the following persons were paid the listed amounts for remaining employed by the Company in February 2002: Mr. Pillsbury, $550,000 (he elected to defer receipt of this amount); Mr. Ruprecht, $500,000; Mr. Sheridan, $550,000;
Mr. Siegel, $550,000 and Mr. Woodhead, $630,000. Messrs. Pillsbury, Sheridan, Siegel and Woodhead will each receive $350,000 if he continues to be employed by the Company on September 30, 2002; Mr. Sheridan will receive an additional $1,000,000 if he continues to be employed by the Company on December 31, 2002 and Mr. Woodhead will receive an additional $1,000,000 if he continues to be employed by the Company on January 30, 2003. In partial consideration for such payments, Messrs. Ruprecht, Sheridan and Woodhead have each agreed to be bound by covenants not to compete with the Company in the auction business for the earlier of (i) six (6) months after the end of their respective employment terms or (ii) twelve (12) months after the termination of their respective employment. Mr. Ruprecht did not participate in the retention programs adopted by the Board of Directors of the Company in February and October 2000 and in January 2001 and requested that the Board allocate to other key employees such amounts as would otherwise have been available to him as retention payments under these programs. In March 2002, Mr. Ruprecht's employment contract was amended, and under his employment agreement as amended he will receive retention payments in the amount of $500,000 if he continues to be employed by the Company on September 30, 2002 and an additional $3,000,000 on each of December 31, 2002 and December 31, 2003 if he continues to be employed by the Company on such dates. Certain of the foregoing retention payments to Named Executive Officers are payable prior to the specified dates upon termination for good reason following a change of control of the Company or upon termination without cause at any time. Mr. Pillsbury also has an agreement pursuant to which in the event of termination of employment without cause he will be paid an amount equal to the unvested portion of his accounts under the Company's Retirement Savings Plan and Benefit Equalization Plan, which totaled $29,893 at February 28, 2002.

                                 STOCK OPTIONS

    The following tables set forth information regarding option grants under the Company's 1997 Plan, except as otherwise noted, to the Named Executive Officers with respect to 2001.

                             OPTION GRANTS IN 2001

                                                        INDIVIDUAL GRANTS
                               --------------------------------------------------------------------
                               NUMBER OF     PERCENT OF
                                 SHARES     TOTAL OPTIONS                  FAIR MARKET
                               UNDERLYING    GRANTED TO       EXERCISE      VALUE OF
                                OPTIONS     EMPLOYEES IN       PRICE       UNDERLYING    EXPIRATION
                               GRANTED(1)      2001(4)      PER SHARE(5)     SHARES       DATE(6)
                               ----------      -------      ------------     ------       -------
William F Ruprecht...........         0           0%          $     0       $      0            N/A

Robin Woodhead...............    50,000(2)      2.6%          $ 11.24       $  11.24        9/28/11
                                 35,000(3)      1.8%          $ 13.69       $  13.69        1/31/07(7)

Donaldson C. Pillsbury.......    50,000(2)      2.6%          $ 11.24       $  11.24        9/28/11
                                 20,000(3)      1.1%          $ 13.69       $  13.69        1/31/07(7)

William S. Sheridan..........   150,000(2)      7.9%          $ 11.24       $  11.24        9/28/11
                                 50,000(3)      2.6%          $ 13.69       $  13.69        1/31/07(7)

Stuart N. Siegel.............    40,000(3)      2.1%          $ 13.69       $  13.69        1/31/07(7)

                                     POTENTIAL REALIZABLE
                                       VALUE AT ASSUMED
                                     ANNUAL RATES OF STOCK
                                    PRICE APPRECIATION FOR
                                        OPTION TERM(8)
                               ---------------------------------
                               0%        5%             10%
                               --        --             ---
William F Ruprecht...........  $0    $         0   $           0

Robin Woodhead...............  $0    $309,846.46   $  763,166.60
                               $0    $103,259.82   $  222,373.52

Donaldson C. Pillsbury.......  $0    $309,846.46   $  763,166.60
                               $0    $ 59,005.61   $  127,070.58

William S. Sheridan..........  $0    $929,539.37   $2,289,499.81
                               $0    $147,514.03   $  317,676.45

Stuart N. Siegel.............  $0    $118,011.22   $  254,141.16

------------------------

(1) In addition to special grants from time to time, the Company normally grants options to officers and employees once a year in connection with year-end performance reviews. Under this policy, options were granted to certain officers and employees in January 2002 by the Compensation Committee of the Board of Directors. All grants made in or with respect to 2001 were made under the 1997 Plan.

(2) These options will vest and become exercisable to the extent of one-fifth of the number of shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of the grant. Messrs. Woodhead and Sheridan received these grants pursuant to the terms of their respective employment agreements.

(3) These options will vest and become exercisable on the earlier to occur of
    (i) the date on which, for the immediately preceding ten (10) consecutive trading days, the New York Stock Exchange ('NYSE') closing price for a share of Class A Common Stock has equaled or exceeded $30 or (ii) January 30, 2003.

(4) This figure is calculated by dividing the total number of options granted under the 1997 Plan to the individual by the total number of options granted under that plan to all employees.

(5) The exercise price of each option under the 1997 Plan is the fair market value of the underlying shares as of the date of grant. Only options to purchase Class B Common Stock may be granted under the 1997 Plan. Because Class B Common Stock is convertible into Class A Common Stock and there is no public market for the Class B Common Stock, for purposes of the 1997 Plan, the fair market value of the stock underlying an option is the NYSE closing price per share of the Class A Common Stock on the last business day before the option grant.

(6) All options will vest immediately upon a 'change in control' (as defined in the 1997 Plan). Generally, the exercise of awards made to executive officers of the Company under the 1997 Plan with respect to 2001 and the continued eligibility for such awards under the 1997 Plan, are subject to such executive officer's agreement to provide six (6) months' notice of any voluntary termination of employment, and not to compete with the Company in the auction business for a period of six (6) months following the date of termination. With respect to covenants not to compete for certain of the Named Executive Officers, see 'Compensation of Executive
    Officers -- Employment Agreements and Related Matters' above.

(7) The January 2002 options will expire on the earlier of (i) five (5) years after the date of grant or (ii) six (6) months after the Company's Class A Common Stock closes at or above thirty dollars ($30) per share for 10 consecutive trading days.

(8) The actual value, if any that may be realized by each individual will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. Except for the options described in note (7) above, the option term is ten (10) years for options granted under the 1997 Plan to the Named Executive Officers, as indicated in the 'Expiration Date' column. The appreciation rates used in the table are provided to comply with
    Item 402(c) of Regulation S-K and do not necessarily reflect the views of management as to the potential realizable value of options.

         AGGREGATE OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE MONEY OPTIONS
                              SHARES                  OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END
                            ACQUIRED ON    VALUE     ----------------------------    ---------------------------
NAME                         EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                         --------     --------   -----------    -------------    -----------   -------------
William F. Ruprecht.......       0(1)        $0        221,000         669,000       $   249,150    $         0
                                 0(2)        $0         25,000               0       $   415,250    $         0

Robin Woodhead............       0(1)        $0        143,334         256,666       $         0    $   830,500

Donaldson C. Pillsbury....       0(1)        $0         98,834         221,166       $         0    $   830,500

William S. Sheridan.......       0(1)        $0         99,000         273,000       $         0    $ 2,491,500

Stuart N. Siegel..........       0(1)        $0         86,334         115,866       $    86,372    $         0

------------------------

(1) Information in this row concerns option grants under the 1987 Plan and the 1997 Plan only.

(2) Information in this row concerns option grants under the Performance Plan only, which options are for the purchase of Class B Common Stock, which is freely convertible into Class A Common Stock. These Performance Plan options have a ten (10) year term, vested as a result of the fulfillment of time vesting and performance target criteria and have an exercise price per option of twenty five percent (25%) of the NYSE closing price per share of the Class A Common Stock (as there is no public market in the Class B Common Stock) on the last business day before the option grant. The actual value that may be realized by Mr. Ruprecht will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. Since 1998, the Company has discontinued granting options under the Performance Plan because it became apparent that most of the granted Performance Plan options would not meet the performance criteria for vesting. The Company does not expect to grant any further options under the Performance Plan. Information regarding the Performance Plan is included in the Proxy Statement to describe the terms of the vested but unexercised 25,000 Performance Plan options owned by Mr. Ruprecht.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee is responsible to the Board of Directors for advising the Board with respect to compensation matters and employee benefit plans of the Company. The Section 162(m) Sub-Committee was established for purposes of granting options and administering performance criteria with respect to Named Executive Officers under the 1997 Plan and the Performance Plan. The Compensation Committee has authority to grant options under the 1997 Plan and the Performance Plan to all individuals other than the Named Executive Officers. As of December 31, 2001, except for the 1998 Stock Compensation Plan for Non-Employee Directors, none of the members of the Compensation Committee or the
Section 162(m) Sub-Committee participated in any of the plans administered by the committee or the sub-committee.

PHILOSOPHY

    The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market. Compensation for executive officers is comprised of three major components: salary, cash bonuses and equity-based incentives.

    The Compensation Committee considers the following factors in determining an executive officer's total compensation, including equity-based incentives: (i) Company performance, (ii) individual performance and job responsibilities, (iii) historical compensation levels and stock option grants by the Company and (iv) recommendations of management.

    In addition to the listed factors, during what has recently been a challenging period for the Company, the Compensation Committee has awarded retention bonuses to key employees so that the Company may insure the continued services and commitment of such employees to the Company.

COMPENSATION DEDUCTIBILITY

    The Compensation Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), and related regulations as they relate to compensation paid to the Named Executive Officers. In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to a Named Executive Officer, the applicable requirements of Section 162(m) of the Code ('Section 162(m)') have been incorporated into the 1997 Plan and the Performance Plan. With respect to the Named Executive Officers, the Section 162(m) Sub-Committee, comprised solely of three outside directors (as defined in Section 162(m)), establishes option grants and otherwise takes actions relating to the Named Executive Officers under the 1997 Plan and the Performance Plan.

ANNUAL COMPENSATION

Salary

    The Compensation Committee sets base salaries for executives that both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market.

Annual Cash Incentives

    The Company's bonus program for all bonus-eligible employees, including the Chief Executive Officer ('CEO') and the other Named Executive Officers, is based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities gradually increased through the grades. Within each grade there is a range of bonus targets. The bonus amount is subject to the overall approval of the Compensation Committee with respect to all participants, and to the specific approval of the Compensation Committee with regard to senior management. Targets are set each year by senior management. Targets and bonus opportunities are communicated to employees each year.

    Every supervisor conducts an employee review. As part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. A certain percentage of an employee's bonus target is based upon individual performance; the remaining percentage is based on worldwide Company performance. If all objectives are met, the employee can receive up to 100% of the bonus target amount. If performance exceeds the established objectives, the Compensation Committee has the discretion to address such circumstances.

    For 2001, the Company did not achieve its worldwide performance target and the portion of bonuses (generally 25% of such target) was not paid. In addition, certain individuals who surpassed their individual performance objectives were awarded bonuses that reflected performance exceeding the established objectives.

LONG-TERM COMPENSATION

Stock Options

    The purpose of the Company's 1987 Plan, which expired in July 1997, and the 1997 Plan, is to provide employees with long-term incentives that link their interests with the interests of shareholders. In addition, the 1987 Plan's and the 1997 Plan's vesting schedules encourage key employees to continue in the employment of the Company. Since 1998, the Company has discontinued granting options under the Performance Plan because it became apparent that most of the granted Performance Plan options would not meet the performance criteria for vesting. The Company does not expect to grant any further options under the Performance Plan.

    Stock option grants to the Named Executive Officers are based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

CEO COMPENSATION

    The Section 162(m) Sub-Committee and the Compensation Committee meet, independently of the Board, to review the CEO's performance, determine annual and long-term compensation for the CEO, and set the CEO's bonus target.

                           THE COMPENSATION COMMITTEE
                            MAX M. FISHER, CHAIRMAN
                              GEORGE S. BLUMENTHAL
                                HENRY R. KRAVIS
                                JEFFREY H. MIRO

                         REPORT OF THE AUDIT COMMITTEE

    The audit committee of the Board of Directors of the Company is composed of four independent directors, each of whom meets the criteria for 'independence' under New York Stock Exchange Rule 303.01, and operates under a written charter, as amended, adopted by the Board of Directors, attached as Appendix A. The Company's management is responsible for its internal accounting controls and for preparing the Company's financial statements. The Company's independent accountants, Deloitte & Touche, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon.

    The audit committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the audit committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, 'Communications with Audit Committees.' The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1, 'Independence Discussions with Audit Committees,' and has discussed with the independent accountants their independence.

    Based on the audit committee's discussions with management and the independent accountants and the audit committee's review of the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

    This report is respectfully submitted by the Audit Committee of the Board of Directors.

                          MICHAEL BLAKENHAM (CHAIRMAN)
                   LORD BLACK OF CROSSHARBOUR PC(C), OC, KCSG
                              DR. HENRY G. JARECKI
                            SHARON PERCY ROCKEFELLER

                               PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period from December 31, 1996 to December 31, 2001) with the cumulative return of the Standard & Poor's MidCap 400 Stock Index ('S&P Midcap 400') and the Company's Peer Group ('Peer Group').

    The Company and Christie's International ('Christie's') are the two largest art auction houses in the world. Based on the unique nature of the international art auction business, Christie's was historically deemed to be the Company's most appropriate peer for Performance Graph purposes. However, during 1998 Christie's was taken private. As a result, in 1999, the Company created a new peer group consisting of: The Neiman-Marcus Group, Inc.; Nordstrom, Inc.; Saks Holdings, Inc.; and Tiffany & Co. The Company believes the members of this peer group to be purveyors of luxury goods appealing to a segment of the population consistent with the Company's own clientele.

    The graph reflects an investment of $100 in the Company's Class A Common Stock, the S&P MidCap 400, which includes the Company, and the Company's Peer Group, respectively, on December 31, 1996, and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter.

                       FIVE YEAR CUMULATIVE TOTAL RETURN
                OF SOTHEBY'S, PEER GROUP, AND THE S&P MIDCAP 400

                                    [GRAPH]

                                         12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
                                         --------   --------   --------   --------   --------   --------
Sotheby's..............................    $100     $102.94    $178.89    $169.23    $130.80    $93.70
Peer Group.............................    $100     $116.42    $106.16    $179.50    $142.10    $139.01
S&P MidCap 400.........................    $100     $132.28    $157.52    $180.75    $212.36    $211.14

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As of December 31, 2001, the Compensation Committee of the Company consisted of Max M. Fisher, George S. Blumenthal, Henry R. Kravis, and Jeffrey H. Miro. In 2001, the Company retained, and continues to retain in 2002, the law firm of Miro Weiner & Kramer, of which Mr. Miro is Chairman.

                       CERTAIN COMPENSATION ARRANGEMENTS

    The Company is paying Mr. Sovern $310,000 for his third year of service as Chairman of the Board and as a director of the Company. This amount is payable in equal monthly installments, but will be paid in full in the event of a change in control of the Company or his being terminated without cause prior to February 21, 2002. See 'Compensation of Directors.' Mr. Sovern will also be paid an additional $100,000 upon the earliest to occur of (i) the third anniversary of his becoming Chairman of the Board of the Company, (ii) a change of control of the Company or (iii) his being terminated without cause.

    The Marquess of Hartington, the Deputy Chairman of the Company, provides consulting services to the Company and is paid `L'65,000 per year for such services.

    The Company retains the law firm of Miro Weiner & Kramer, of which Jeffrey
H. Miro is Chairman, to provide legal services to the Company.

                              CERTAIN TRANSACTIONS

    The Company maintains two U.S. bank loan programs, which are available on a selective basis to certain employees at the discretion of the Chief Executive Officer. The first program allows U.S. employees to borrow from a bank on a demand note basis and pay interest at the prime rate. Under the second program, certain executives may borrow from a bank for a term of 15 years to purchase or refinance a residence at an interest rate of the prime rate minus 1.0% to 2.0%. Under all programs, any loan exceeding $500,000 requires the approval of either the Compensation Committee or the Executive Committee of the Board of Directors. All payment obligations under both U.S. bank loan programs are guaranteed by the Company, and all loans under both programs are repayable in full when an employee leaves the Company. As of March 1, 2002, Stuart N. Siegel and Mitchell Zuckerman, both executive officers, had borrowings outstanding under these loan programs of $130,672 and $72,266 respectively.

    A. Alfred Taubman, the controlling shareholder of the Company and the father of Robert S. Taubman, a Company director, has guaranteed certain cash retention incentive payments in the aggregate amount of approximately $13 million that remain unpaid to date, for a number of key employees (other than Named
Executive Officers) and other officers that are payable to such persons on several dates during 2002 and 2003.

    A. Alfred Taubman has paid $156 million of the cash portion of a settlement of the class action complaint alleging violations of federal antitrust laws based upon alleged agreements between the Company and Christies, the Company's principal competitor, regarding commission pricing for auctions in the United States. See Item 3, 'Legal Proceedings' of the Company's Annual Report on
Form 10-K for the year ended December 31, 2001.

    From time to time, officers, directors and principal shareholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business.

                           COMPENSATION OF DIRECTORS

    During 2001, each non-employee director received a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses. All of the foregoing fees were paid in cash. In addition, the members of the Special Committee were each paid an initial $10,000 fee. Because Mr. Sovern receives compensation under his contract, he is not paid customary board or committee fees, except with respect to his membership on the Special Committee. Pursuant to the Sotheby's Holdings, Inc. 1998 Stock Compensation Plan For Non-Employee Directors, with respect to Board service during 2001, each non-employee director (other than Mr. Sovern) received 2,260 shares of Class A Common Stock and/or deferred stock compensation units equivalent to such shares, if so elected by a director, and will continue to receive such stock compensation until the director terminates service on the Company's Board. All deferred stock compensation units will accrue dividend equivalents.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP has been the independent auditors for the Company since 1983. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 2002. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

    The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

    The Company has paid the following amounts to Deloitte & Touche LLP with respect to services for the fiscal year ended December 31, 2001:

    Audit Fees: $997,934

    Financial Information Systems Design and Implementation Fees: $0

All Other Fees:
    Audit-Related Fees              $ 21,000(a)
    Other Fees                       453,969(b)
                                    -----------
        Total All Other Fees:       $474,969(c)
                                    ===========

------------------------

(a) Includes fee for the audit of the Company's defined contribution plan for United States employees.

(b) Other fees related primarily to tax consulting services.

(c) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                         PROPOSALS OF SECURITY HOLDERS

    Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 2003 must be received by the Company at 38500 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 by the close of business on November 29, 2002. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

                          COSTS OF PROXY SOLICITATION

    The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Item 3, 'Legal Proceedings,' of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 is incorporated by reference herein where indicated.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                            SOTHEBY'S HOLDINGS, INC.
                             (AS OF MARCH 21, 2002)

    WHEREAS, the Board of Directors, pursuant to the provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws, and in compliance with the rules and regulations for listed companies of the New York Stock Exchange (the 'NYSE'), has appointed a committee of the Board of Directors to serve as the Company's Audit Committee;

    WHEREAS, the members of the Audit Committee are those directors selected by the Board of Directors to serve as such in accordance with the Company's Bylaws;

    WHEREAS, the Securities Exchange Commission (the 'SEC') has adopted amendments to its rules and regulations promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act') and in particular the rules relating to financial disclosure and proxy requirements for registered companies, which amendments are intended to improve the disclosure related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of registered companies;

    WHEREAS, the NYSE, on which the Company is listed, has adopted certain corporate governance standards requiring each listed company to have a qualified audit committee and has set forth certain requirements as to the composition, structure, responsibilities and reports required of each listed company's audit committee; and

    WHEREAS, in view of the requirements of the SEC and NYSE and recent developments relating to accounting practices and procedures, the Board of Directors has determined that it is in the best interests of the Company to amend and restate the Company's existing written charter in order to more fully set forth (i) the scope of the Audit Committee's responsibilities and the procedures for carrying out those responsibilities (which include without limitation, advising the Board regarding the selection of the Company's outside auditor and managing the relationship between the Company and its outside auditor) and (ii) the structure and membership requirements of the Audit Committee.

    NOW THEREFORE, the Board of Directors adopts the following as the charter for the Audit Committee.

I. SCOPE OF THE AUDIT COMMITTEE'S DUTIES AND RESPONSIBILITIES

    Through the activities set forth in this Charter, the Audit Committee shall assist the Board of Directors in fulfilling its responsibilities by providing oversight review of the Company's auditing, accounting, financial reporting and compliance programs and processes. In so doing, the Committee shall serve as an independent and objective body to provide an open avenue of communication among the independent accountants, management, the compliance department, and the internal auditing department, and the Committee and Board of Directors.

    The Committee's role is one of overview and it recognizes that the Company's management is responsible for preparing the company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its overview responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The Committee shall periodically review its scope, policies and procedures, including, on an annual basis, a review and reassessment of the adequacy of this Charter.

II. MEMBERSHIP ON THE AUDIT COMMITTEE

    The Committee shall consist of at least three directors as determined by the Board, each of whom shall be independent. 'Independent' shall mean (i) that the individual is free from any relationship with the Company that, in the opinion of the Board, may interfere with the exercise of his or her independence from management and the Company and (ii) subject to the proviso set forth in the immediately succeeding paragraph, the individual does not have a Restricted Relationship. 'Restricted Relationship' shall include any of the following relationships and any other restricted or prohibited relationships set forth from time to time in the NYSE Listed Company Manual, as the same may be amended or restated:

        1. A director who is, or who any time during the last three years has been, an employee (including non-employee executive officers) of the Company, any of its affiliates or of any entity which at any time during the last three years was a former parent or predecessor of the Company.

        2. A director (i) who is, or any time during the last three years was, a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has, or any time during the last three years had, a direct business relationship with the Company (e.g., a consultant), unless, in each case, the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

        3. A director who is employed as an executive of another entity where any of the Company's executives serves on the other entity's compensation committee.

        4. A director who is an immediate family member of an individual who is, or any time during the last three years was, an executive officer of the Company or any of its affiliates.

    Each director serving on the Audit Committee shall be 'financially literate,' as such qualification is interpreted by the Board of Directors in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

    Members shall also have such qualification(s) and/or experience as may from time to time be required by the applicable rules and standards of the SEC and/or the primary exchange upon which the Company's shares are traded (the 'Applicable Rules and Standards').

    The Chairman of the Committee shall be selected by the Board or, in the absence of such selection, by the Committee.

III. MEETINGS OF AND WITH THE AUDIT COMMITTEE; QUORUM AND AUDIT COMMITTEE ACTION

    The Committee shall meet at least four times a year, or more frequently as circumstances require. Consistent with its duty to provide an open avenue of communication, the Committee may ask members of management or others to attend any meeting, and shall meet at least annually with the internal auditor(s), the worldwide director of compliance, the independent accountants and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Committee.

    The Committee shall obtain confirmation that the independent accountants and the internal auditor(s) and the worldwide director of compliance will communicate directly and on a timely basis with the Committee or the Chairman of the Committee if such communication is warranted, and the Chairman of the Committee shall promptly report any such communication made to him to the full Committee if he judges the matter to be material.

    Two members of the Committee present in person or by telephone shall constitute a quorum, and action of the Committee shall be by no less than two members of the Committee; provided, however, if this Charter or the Committee or the Board so provides, the Chairman of the Committee may act on behalf of or represent the Committee.

IV. RESPONSIBILITIES AND POWERS OF THE AUDIT COMMITTEE

    The following functions and activities are set forth as a guide for the Committee in carrying out its overview responsibility. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

    A. General

        1. The Committee shall report Committee actions to the Board and may make appropriate recommendations to the Board concerning matters within the Committee's scope of responsibilities.

        2. The Committee shall have the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants and others to assist in an investigation and to arrange and commit the Company with respect to compensation for such independent counsel, accountants and others.

        3. The Committee may perform any activities consistent with this Charter, the Articles of Incorporation and Bylaws and applicable law (including the Applicable Rules and Standards) as the Committee or the Board deems advisable.

    B. Engagement of Independent Accountants

        1. The independent accountants shall be ultimately accountable to the Audit Committee as well as to the Board, and, accordingly, the Audit Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants or nominate them for shareholder approval. Consistent with the foregoing, the Committee shall recommend to the Board for selection (or the replacement of) the independent accountants for Company audits. The Committee shall review and approve the fees and other compensation to be paid to the independent accountants.

        2. The Committee shall obtain annually a formal written statement from the independent public accountants delineating all relationships between the accountants and the Company, actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants and recommend that the Board of Directors take appropriate action in response to the report of the independent public accounts to satisfy itself of the outside auditors' independence.

        3. The Committee shall review, in consultation with management and the independent accountants, the scope of each audit to be made by the independent accountants.

        4. The Company's independent accountants are precluded from providing consulting services to the Company other than accounting, tax or benefits related services.

        5. The Committee shall obtain confirmation that the independent accountants will provide the Committee with all communications required of the independent accountants, including a timely analysis of significant financial reporting issues.

        6. The Committee shall obtain confirmation that the independent accountants will be available to the shareholders at the annual meeting and, upon request, to the Committee and the Board.

    C. Responsibilities for Review

        1. The Committee shall review any significant findings and recommendations made by the independent accountants together with management's responses to them.

        2. The Committee shall review with management and the independent accountants all such matters as they deem appropriate, and as required by Applicable Rules and Standards, including, but not limited to, the following:

           a) The Company's (including the unconsolidated subsidiaries', if applicable) annual financial statements and related footnotes;

           b) The independent accountants' audit of and report on the financial statements;

           c) Any material issues raised by management, the independent accountants or the Chairman of the Committee in his review of the Company's (including the unconsolidated subsidiaries', if applicable) interim financial statements, if any, pursuant to paragraph IV.C.4. of this Charter;

           d) Management's significant judgements that have affected the financial statements, including without limitation, any adjustments recommended by the independent accountants and management's responses, including any decision as to whether or not to make any such adjustment;

           e) The independent accountants' judgments of: 1) the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, 2) the adequacy of the Company's internal controls and procedures, 3) the clarity of the Company's financial disclosures, and 4) the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions that were made by management and reviewed by the independent accountants; and

           f) Any serious difficulties or significant disagreements with management or the internal auditing department encountered during the course of the audit, including any restrictions on the scope of their work or access to required information.

        3. The Committee shall review with management and the internal auditor(s) and the worldwide director of compliance all such matters as they deem appropriate, and as required by Applicable Rules and Standards or the Company's code of conduct (including Compliance Policies), including, but not limited to, the following:

           a) Any significant findings during the year and management's responses to them.

           b) Any serious difficulties the internal auditor(s) or the compliance department encountered while conducting their audits, including any restrictions on the scope of his or her (their) work or access to required information.

           c) The audit plan and the compliance audit plan, including each such plan's scope and any changes or additions the Committee thinks advisable.

           d) The level of staffing and qualifications of the internal audit department and of the compliance department.

           e) The Company's independent accountants are precluded from providing any internal audit services the Company.

        4. The Committee or, if the other members of the Committee shall not be available, the Chairman of the Committee shall meet (in person or by telephone) with the independent accountants and financial and/or senior management quarterly to review the interim financial results to be included in the Company's Quarterly Reports on Form 10-Q prior to their filing with the SEC and prior to the release of earnings.

        5. The Committee shall review with management and the independent accountants and, as appropriate, the internal auditor(s) any significant changes in the Company's accounting principles and practices brought to the attention of the Committee.

        6. The Committee shall communicate its decision to the Board of Directors whether or not to recommend that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the preceding fiscal year for filing with the SEC.

        7. The Committee shall review with management and the worldwide director of compliance the programs and procedures to promote compliance with laws and regulations, Company policy and the Company's code of conduct (including Compliance Policies) and amend or recommend to the Board to amend, as appropriate, Company policy or the Company's code of conduct (including Compliance Policies) as the Committee determines necessary to ensure their effectiveness.

V. CONTINUING EFFECT OF INDEMNIFICATION AND EXCULPATION PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

    The members of the Audit Committee as Directors and, in fulfilling their responsibilities hereunder, shall continue to be fully covered by the exculpation and indemnification provisions applicable to the Company's directors and officers, as set forth in the Company's Articles of Incorporation and Bylaws and such provisions are adopted by reference herein. Nothing contained herein, in the Applicable Rules and Standards or in any other document shall abrogate or supersede the protective exculpation and indemnification provisions set forth in the Company's Articles of Incorporation and Bylaws.

                                   Appendix 1

                            SOTHEBY'S HOLDINGS, INC.
                       CLASS A LIMITED VOTING COMMON STOCK

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 2002

         The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM
F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Tuesday, April 23, 2002, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York at 10:00 o'clock a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

         If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

          (Continued and to be SIGNED and dated on the reverse side.)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposals 1 and 2. If no direction          Please mark      [X]
is given, the shares will be voted for Proposals 1 and 2.                                your votes as
Such shares will be voted in the proxies' discretion upon such other business            indicated in
as may properly come before the meeting.                                                 this example


1. Election of Directors

FOR all Nominees                  WITHHOLD           Election by Holders of Class A Limited Voting Common Stock of 01
 listed (except as                AUTHORITY          George S.Blumenthal, 02 Steven B. Dodge, 03 Dr. Henry G. Jarecki,
  marked to the                 to vote for all      and 04 Brian S. Posner as directors.
contrary at right)                Nominees
    [ ]                             [ ]              To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below

                                                     -----------------------------------------------------------------


2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for 2002.

FOR      AGAINST         ABSTAIN
[ ]        [ ]             [ ]

Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.


________________________________________________________________
Signature

________________________________________________________________
Signature if held jointly

Dated: __________________________________________________, 2002

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID
ENVELOPE.




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



Dear Shareholders of Sotheby's Holdings, Inc.

Enclosed you will find material regarding the Company's 2002 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

                                   Appendix 2

                            SOTHEBY'S HOLDINGS, INC.
                              CLASS B COMMON STOCK

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 2002

         The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM
F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Tuesday, April 23, 2002, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:00 o'clock a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class B Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

         If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

          (Continued and to be SIGNED and dated on the reverse side.)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposals 1 and 2. If no direction         Please mark    [X]
is given, the shares will be voted for Proposals 1 and 2. Such shares will be           your votes as
voted in the proxies' discretion upon such other business as may properly come          indicated in
before the meeting.                                                                     this example

1. Election of Directors

FOR all Nominees            WITHHOLD        Election by Holders of Class B Common Stock of 01 Lord Black of Crossharbour
listed (except as          AUTHORITY        PC(C), OC, KCSG, 02 Michael Blakenham, 03 Max M. Fisher, 04 The Marquess of
  marked to the          to vote for all    Hartington, 05 Henry R. Kravis, 06 Jeffrey H. Miro, 07 Sharon Percy Rockefeller,
contrary at right)          Nominees        08 William F. Ruprecht, 09 Michael I. Sovern, 10 Robert S. Taubman and 11 Robin
    [ ]                       [ ]           Woodhead as directors.

                                            To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below

                                            ---------------------------------------------------------------------------


2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for 2002.


  FOR     AGAINST     ABSTAIN
  [ ]       [ ]         [ ]


Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

________________________________________________________________
Signature

________________________________________________________________
Signature if held jointly


Dated: ___________________________________________________, 2002

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID
ENVELOPE.



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




Dear Shareholders of Sotheby's Holdings, Inc.

Enclosed you will find material regarding the Company's 2002 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.








                          STATEMENT OF DIFFERENCES
                          ------------------------

 The British pound sterling sign shall be expressed as.................. 'L'